Exhibit 99.1

SYSTEMAX REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
-Industrial and France Each Generate Double Digit Organic Revenue Growth-
-Continuing Operations Leverage to Drive Substantial Operating and Net Income Gains-
-Doubles Dividend to $0.10 Per Share-

PORT WASHINGTON, NY, May 4, 2017 – Systemax Inc. (NYSE: SYX) today announced financial results for the first quarter ended March 31, 2017.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
GAAP Results**	2017	2016
Net sales	$302.5	$286.8
Gross profit	$70.8	$66.6
Gross margin	23.4%	23.2%
Operating income	$12.4	$3.1
Operating margin	4.1%	1.1%
Net income from continuing operations	$10.3	$1.5
Net income per share from continuing operations	$0.28	$0.04
Net income (loss) from discontinued operations	$(28.8)	$(18.8)
Net income (loss) per share from discontinued operations	$(0.78)	$(0.51)
Non-GAAP Results**
Net sales	$302.5	$270.7
Gross profit	$70.8	$64.7
Gross margin	23.4%	23.9%
Operating income	$13.3	$6.9
Operating margin	4.4%	2.5%
Net income from continuing operations	$8.8	$4.6
Net income per share from continuing operations	$0.24	$0.12
Net income (loss) from discontinued operations	$(28.9)	$(22.0)
Net income (loss) per share from discontinued operations	$(0.78)	$(0.59)

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on April 1, 2017. The first quarters of both 2017 and 2016 included 13 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2017.   In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016 the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  See accompanying GAAP reconciliation tables.  On March 24, 2017 the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation.

GAAP First Quarter 2017 Financial Summary:

•	Consolidated sales increased 5.5% to $302.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 7.6%.

•	Industrial Products Group (“IPG”) sales increased 11.5% to $190.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.0%.

•
European Technology Products Group (“ETG”, comprising France and the divested German Operations) sales decreased 2.5% to $112.3 million in U.S. dollars. On a constant currency basis, average daily sales decreased 0.3%.

•	Consolidated operating income was $12.4 million compared to operating income of $3.1 million last year.

•	Diluted net income per share from continuing operations was $0.28.

•	Diluted net loss per share from discontinued operations was $0.78.

Non-GAAP First Quarter 2017 Continuing Operations Financial Summary:

•	Consolidated sales (comprising IPG and ETG) increased 11.7% to $302.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.6%.

•	Industrial Products Group sales increased 11.5% to $190.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.0%.

•	European Technology Products Group sales increased 12.2% to $112.3 million in U.S. dollars. On a constant currency basis, average daily sales increased 14.5%.

•	Consolidated operating income was $13.3 million compared to $6.9 million last year.

•	Diluted net income per share from continuing operations was $0.24.

•	Diluted net loss per share from discontinued operations was $0.78.

Larry Reinhold, Chief Executive Officer, said, “More than a year ago we commenced a strategy to exit our underperforming businesses and streamline our Company.  With the sale of the remainder of our underperforming businesses in Europe in March 2017, we have substantially completed this initiative and successfully transformed Systemax.  While certain wind down activities remain, Systemax is essentially a new company.  The growth, potential and value of our profitable Industrial Products Group and France technology value added reseller businesses are highlighted in the results of our continuing operations.  Industrial and France both delivered exceptional performance in the first quarter, generating double digit organic revenue growth and continuing operations leveraged to generate significant operating and net income gains.”

“Industrial revenue reached $190 million for the first quarter, an increase of 13% on a constant currency average daily sales basis.  Growth accelerated as we moved throughout the quarter and performance benefited from strong results across both its core product lines and its customer base in the U.S. and Canada. We delivered almost two full percentage points of improved operating leverage versus the year ago quarter, reflecting a more streamlined employee base and progress on a number of continuous improvement initiatives.”

“France delivered a strong first quarter performance with revenue up 16% on a local currency basis and operating income up 29% as the business showed strong leverage.  France has now produced double digit organic growth for 13 consecutive quarters.  It has outperformed its market peers in revenue growth for a number of years and its success is due in part to a great management team, efficient operations, outstanding vendor and customer relationships, excellent customer service and a strong sales organization.”

“With a simplified and focused operating footprint and a strong cash position, we are well positioned to continue executing on our strategic plan and drive the performance and value of our businesses.  We are returning capital to shareholders though our increased dividend and we are committed to driving further improvements in our overall margin performance.” Reinhold concluded.

At March 31, 2017, the Company had total working capital of $197.6 million, cash and cash equivalents of $144.5 million and excess availability under its credit facility of approximately $65.1 million.  The Company has significant flexibility to return capital to shareholders, execute on its business plans and continue investing in growth opportunities.  Accordingly, the Company’s board of directors has declared an increased cash dividend of $0.10 per share to common stock shareholders of record at the close of May 15, 2017, payable on May 22, 2017.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its first quarter 2017 results today, May 4, 2017 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), sells industrial and technology products through a system of branded e-Commerce websites and relationship marketers in North America and France. The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our NATG and European operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, will continue to impact our business; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com

- ### -

Condensed Consolidated Statements of Operations – GAAP (Unaudited)
(In millions, except per share amounts)

	Quarter Ended March 31,
	2017	2016
Net sales	$302.5	$286.8
Cost of sales	231.7	220.2
Gross profit	$70.8	$66.6
Gross margin	23.4%	23.2%
Selling, general and administrative expenses	58.4	61.9
Special charges	0.0	1.6
Operating income from continuing operations	$12.4	$3.1
Operating margin	4.1%	1.1%
Interest and other (income) expense, net	(0.2)	(0.2)
Income from continuing operations before income taxes	$12.6	$3.3
Provision for income taxes	2.3	1.8
Net income from continuing operations	$10.3	$1.5
Net income (loss) from discontinued operations	$(28.8)	$(18.8)
Net income (loss)	$(18.5)	$(17.3)

Net income per common share from continuing operations:
Basic	$0.28	$0.04
Diluted	$0.28	$0.04

Net income (loss) per common share from discontinued operations:
Basic	$(0.78)	$(0.51)
Diluted	$(0.78)	$(0.51)

Weighted average common and common equivalent shares:
Basic	37.2	37.1
Diluted	37.2	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP
(In millions)

	March 31,	December 31,
	2017* (Unaudited)	2016
Current assets:
Cash and cash equivalents	$144.5	$149.7
Accounts receivable, net	152.2	148.6
Inventories	117.5	116.7
Prepaid expenses and other current assets	4.8	3.9
Current assets of discontinued operations	-	92.3
Total current assets	419.0	511.2
Property, plant and equipment, net	15.9	16.4
Goodwill, intangibles and other assets	21.0	21.4
Long term assets of discontinued operations	-	17.1
Total assets	$455.9	$566.1

Current liabilities:
Accounts payable and accrued expenses	$221.4	$230.5
Current liabilities of discontinued operations	-	94.5
Total current liabilities	221.4	325.0
Deferred tax liability	0.3	0.3
Other liabilities	24.7	24.3
Long-term liabilities of discontinued operations	-	2.1
Shareholders’ equity	209.5	214.4
Total liabilities and shareholders’ equity	$455.9	$566.1

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on April 1, 2017. The first quarters of 2017 and 2016 included 13 weeks, respectively.

SYSTEMAX INC.
Supplemental Non-GAAP Continuing Operation
Business Unit Summary Results - Unaudited

Industrial Products Group
	Quarter Ended March 31,
	2017	2016	Change
Sales	$190.2	$170.6	11.5%
Average daily sales*	$3.0	$2.6	13.0%
Gross profit	$53.4	$48.7	9.7%
Gross margin	28.1%	28.5%
Operating income	$12.9	$8.1	59.3%
Operating margin	6.8%	4.7%
European Technology Products Group (France)
	Quarter Ended March 31,
	2017	2016	Change
Sales	$112.3	$100.1	12.2%
Average daily sales*	$1.7	$1.6	14.5%
Gross profit	$17.4	$16.0	8.8%
Gross margin	15.5%	16.0%
Operating income	$6.0	$4.8	25.0%
Operating margin	5.3%	4.8%
Corporate & Other
	Quarter Ended March 31,
	2017	2016	Change
Operating loss	$(5.6)	$(6.0)	6.7%
Consolidated
	Quarter Ended March 31,
	2017	2016	Change
Sales	$302.5	$270.7	11.7%
Gross profit	$70.8	$64.7	9.4%
Gross margin	23.4%	23.9%
Operating income	$13.3	$6.9	92.8%
Operating margin	4.4%	2.5%

*Percentages are calculated using sales data in hundreds of thousands.  In Q1 2017 IPG and France had 64 and 65 selling days respectively.  In Q1 2016, IPG and France had 65 and 64 selling days respectively.

1 On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2017.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016 the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  See accompanying GAAP reconciliation tables.  On March 24, 2017 the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation.

2 Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on April 1, 2017. The first quarters of both 2017 and 2016 included 13 weeks.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) from Continuing Operations to Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended March 31,
	2017	2016
Industrial Products	$12.5	$7.9
Technology Products - Europe	5.8	3.7
Technology Products - NA	0.0	(1.8)
Corporate and Other	(5.9)	(6.7)
GAAP operating income	12.4	3.1

Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.3	0.1
Stock based compensation	0.1	0.1
Total Non-GAAP Adjustments – Industrial Products	0.4	0.2

Technology Products - Europe:
Reverse results of Germany Operations	0.1	1.0
Intangible asset amortization	0.1	0.1
Total Non-GAAP Adjustments: Technology Products Europe	0.2	1.1

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.0	1.8
Total Non-GAAP Adjustments : Technology Products NA	0.0	1.8

Corporate and Other:
Reverse results of Afligo included in GAAP continuing operations	0.0	0.4
Stock based compensation	0.3	0.3
Total Non-GAAP Adjustments: Corporate and Other	0.3	0.7

Industrial Products	12.9	8.1
Technology Products- Europe	6.0	4.8
Technology Products- NA	0.0	0.0
Corporate and Other	(5.6)	(6.0)
Non-GAAP operating income	$13.3	$6.9

SYSTEMAX INC.
Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Net Income from Continuing Operations – Unaudited
(In millions)

	Quarter Ended March 31,
	2017	2016
GAAP
Net income from continuing operations	$10.3	$1.5
Provision for income taxes from continuing operations	2.3	1.8
Income from continuing operations before income taxes	12.6	3.3
Interest and other (income) expense from continuing operations, net	(0.2)	(0.2)
Operating income from continuing operations	12.4	3.1

Non-GAAP
Reverse results of NATG, Germany, and Afligo included in GAAP continuing operations	0.1	3.2
Recurring adjustments	0.8	0.6
Adjusted operating income	13.3	6.9
Interest and other expense (income), net	(0.2)	(0.2)
Income before income taxes	13.5	7.1
Normalized provision for income taxes	4.7	2.5
Normalized effective tax rate(1)	35.0%	35.0%
Non-GAAP net income from continuing operations	$8.8	$4.6

GAAP net income per diluted share from continuing operations	$0.28	$0.04
Non-GAAP net income per diluted share from continuing operations	$0.24	$0.12

(1)	Effective tax rate of 35% used in all periods.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Discontinued Operations to Non-GAAP Net Income (Loss) from Discontinued Operations – Unaudited
(In millions)

	Quarter Ended March 31,
	2017	2016
GAAP
Net income (loss) from discontinued operations	$(28.8)	$(18.8)

Non-GAAP additions to discontinued operations
Results of NATG, Afligo and Germany included in GAAP operating income from continuing operations	(0.1)	(3.2)
Total Non-GAAP adjustments	(0.1)	(3.2)
Non-GAAP net income (loss) from discontinued operations	$(28.9)	$(22.0)

GAAP net income (loss) per diluted share from discontinued operations	$(0.78)	$(0.51)
Non-GAAP net income (loss) per diluted share from discontinued operations	$(0.78)	$(0.59)